EXHIBIT 1.1

[ ], 2026

LINDE PLC

LINDE INC.

DEBT SECURITIES

PREFERRED SHARES

ORDINARY SHARES

STANDARD UNDERWRITING AGREEMENT PROVISIONS

1.	Introductory.

Linde plc, a public limited company incorporated under the laws of Ireland (with registration number 606357) (the “Company”), may from time to time issue and sell pursuant to the Registration Statement (as defined below) (i) debt securities (the “Company Debt Securities”), (ii) preferred shares, €0.001 nominal value per share (the “Preferred Shares”), and (iii) ordinary shares, €0.001 nominal value per share (the “Ordinary Shares” and, together with the Preferred Shares, the “Equity Securities”).

Linde Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Linde Inc.”), may from time to time issue and sell pursuant to the Registration Statement debt securities (the “Linde Inc. Debt Securities”).

The Company Debt Securities and the Linde Inc. Debt Securities are referred to collectively as the “Debt Securities.” The Debt Securities and the Equity Securities are collectively referred to herein as the “Securities.” Each of the Company and Linde Inc., in its capacity as an issuer of Securities, is referred to herein as an “Issuer.”

These standard underwriting agreement provisions (the “Standard Provisions”), by themselves, shall not be construed as an obligation on the part of any Issuer to sell any Securities or as an obligation of any person to purchase any Securities. The Standard Provisions are intended to be incorporated by reference in a terms agreement substantially in the form of Exhibit A hereto (the “Terms Agreement”) relating to the type, designation and series of Securities to be issued and sold by the Issuer specified therein (the “Offered Securities”) to the underwriters named therein (the “Underwriters”). Each offering of Offered Securities covered by a Terms Agreement is referred to herein as an “Offering.”

It is understood that an Issuer may from time to time agree to sell the Offered Securities to one or more firms (“Managers”) outside the United States, such Managers to be specified in, and said Offered Securities to be sold pursuant to, a Terms Agreement (such Terms Agreement being referred to therein by such Managers as a “Subscription Agreement”). As used herein, the term “Underwriters” is deemed to include, unless the context otherwise specifies or requires, the Managers. The Underwriters and Managers may provide for the coordination of their activities by entering into an Agreement between U.S. Underwriters and Managers which may permit them, among other things, to sell the Offered Securities to each other for purposes of resale. As used herein, the term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction. The Terms Agreement relating to the Offered Securities, together with the provisions hereof to the extent incorporated therein by reference (which provisions shall not become effective until so incorporated by reference), is herein referred to as this “Agreement.”

The term “Representatives” means (i) the representative or representatives of the Underwriters and (ii) the lead Managers, in each case, if any, specified in a Terms Agreement. If a Terms Agreement does not specify (x) any representative of the Underwriters or (y) any lead Managers, the term “Representative,” as used in this Agreement with respect to an Offering, shall mean the Underwriters (including Managers) of such Offering.

Debt Securities may be issued by an Issuer in one or more series and will have the terms set forth in the applicable Terms Agreement. The Terms Agreement will also specify whether the Debt Securities will have the benefit of any guarantees. Debt Securities issued by the Company may be guaranteed by Linde Inc. and/or Linde GmbH, a German limited liability company and a wholly owned subsidiary of the Company (together with its successors, “Linde GmbH”). Debt Securities issued by Linde Inc. will be guaranteed by the Company, and Linde GmbH may provide an upstream guarantee of the Company’s downstream guarantee. These guarantees (including any guarantees of guarantees) are referred to herein as the “Guarantees,” and the persons providing the Guarantees, in such capacity, are referred to herein as the “Guarantors.” The Issuers and the Guarantors are referred to collectively as the “Registrants.” The Debt Securities of each Issuer will be issued under an indenture (each, an “Indenture”) to be entered into between such Issuer and the trustee for such Debt Securities named in the applicable prospectus supplement (each, a “Trustee”).

The Preferred Shares may be issued in one or more series, and may have varying dividend and liquidation preferences, voting rights and redemption provisions, all as set forth in the applicable Terms Agreement.

References herein to “Transaction Documents” mean (i) the applicable Terms Agreement and (ii) if the Offered Securities are Debt Securities, the Indenture, the Debt Securities and, if the Debt Securities have the benefit of Guarantees, such Guarantees.

Defined terms used herein are in reference to the Offering covered by the Terms Agreement (e.g., “Registrant” means the Registrant(s) for the Offered Securities in the applicable Offering).

2.	Representations and Warranties of the Registrants.

With respect to Offered Securities covered by the applicable Terms Agreement, the Issuer of such Offered Securities (and, if the Offered Securities are Debt Securities, the Guarantors of such Offered Securities jointly if there is more than one Guarantor, or the Guarantor if there is only one Guarantor of such Offered Securities) represents and warrants to, and agrees with, each Underwriter as follows, to the extent applicable to such Offered Securities and the Offering thereof:

A. Representations and Warranties Related to the Registration Statement and the Prospectus.

(a) The Registrants are permitted to use Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on such Form (the file number of which is set forth in the Terms Agreement), which has become effective, for the registration under the Securities Act of the Offered Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. Such registration statement, including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at each time of effectiveness pursuant to Rule 430B of the Securities Act, is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement covering the Offered Securities, as amended or supplemented from time to time, is hereinafter referred to as the “Base Prospectus.” The term “Base Prospectus,” as supplemented by the prospectus supplement in the form first used to confirm each sale of Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) and identified as such in the Terms Agreement (the “Prospectus Supplement”), is hereinafter referred to as the “U.S. Prospectus.” The term “Preliminary Prospectus” means the preliminary prospectus supplement identified in the Terms Agreement, together with the Base Prospectus, as amended or supplemented immediately prior to the Time of Sale (as defined in the Terms Agreement). The term “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act. The term “Time of Sale Information” means, as of the Time of Sale (as defined in the Terms Agreement), the Preliminary Prospectus, the Issuer Free Writing Prospectus attached as Annex II to the Terms Agreement (the “Pricing Term Sheet”) and the other information, if any, set forth on Annex III to the Terms Agreement. As used herein, the terms “Registration Statement,” “Base Prospectus,” “U.S. Prospectus,” “Preliminary Prospectus,” and “Time of Sale Information” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information or Issuer Free Writing Prospectus shall include all documents subsequently filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. If applicable, the prospectus relating to the Offered Securities to be sold by the Company to the Managers, as supplemented by a prospectus supplement as of the time of the applicable Terms Agreement, which will be identical to the U.S. Prospectus except as provided in such Terms Agreement, is hereinafter referred to as the “International Prospectus.” The U.S. Prospectus and the International Prospectus are collectively referred to herein as the “Prospectus.” If the U.S. Prospectus is the only prospectus relating to the Offered Securities, the term “Prospectus” shall be deemed to refer only to the U.S. Prospectus.

(b) (A) As of the date of any Terms Agreement, when the U.S. Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to the Closing Date (as defined in Section 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement) and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and, if applicable, the Indenture will comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (B) the Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in the case of both clauses (A) and (B), the Company makes no representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, (ii) the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company for use in connection with the preparation of the Registration Statement, the Time of Sale Information and the Prospectus by or on behalf of any Underwriter; it being understood and agreed that the only such information is that described as such in the applicable Terms Agreement. The interactive data in eXtensible Business Reporting Language (XBRL) included or incorporated by reference in the Registration Statement Prospectus and the Pricing Disclosure Package fairly present the information called for by, and are prepared in accordance with, the SEC’s rules and guidelines applicable thereto, in all material respects.

(c) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time a Registrant or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 or Rule 163B under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(d) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that initially became effective within three years of the date of the Terms Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriters. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriters, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. The term “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(e) No Registrant has received from the SEC any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters the Company receives from the SEC a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in a form reasonably satisfactory to the Underwriters, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriters of such effectiveness. The applicable Registrants will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f) The Company has caused or will cause to be paid the required SEC filing fees relating to the Offered Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(g) Such Registrant (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus that constitutes an offer to sell or solicitation of an offer to buy any Offered Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus and (iv) the Pricing Term Sheet, in each case approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby), does not include any information that conflicts with the information contained in the Registration Statement (including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Registrant makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

(h) The financial statements and the notes thereto of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly and accurately in all material respects the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied, except as otherwise disclosed therein, on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby.

(i) If Equity Securities or Debt Securities convertible into Equity Securities are being offered, based upon the manner in which the Company currently operates its business, management’s current estimates of the Company’s gross income and assets for the current taxable year, the Company’s current business plans for the future and the Company’s current interpretation of the “passive foreign investment company” (“PFIC”) provisions in the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder, the Company believes that it should likely not be treated as a PFIC as defined in Section 1297 of the Code for the current taxable year or for the foreseeable future.

B. Representations and Warranties Related to the Offered Securities.

(a) The applicable Terms Agreement has been duly authorized, executed and delivered by such Registrant.

(b) If Debt Securities are being offered, the applicable Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by such Issuer and (assuming due authorization, execution and delivery by the applicable trustee) upon execution and delivery by such Issuer will constitute a valid and binding agreement of such Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) If Debt Securities are being offered, such Debt Securities have been duly authorized by such Issuer and, when executed and authenticated in accordance with the applicable Indenture and delivered to and duly paid for by the Underwriters, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of such Issuer, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(d) If the Debt Securities have the benefit of Guarantees, such Guarantees have been duly authorized by the Guarantor thereof and, when the Debt Securities are executed and authenticated in accordance with the applicable Indenture and delivered to and duly paid for by the Underwriters and when the Guarantees are executed by the Guarantor, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of such Guarantor, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(e) If the Offered Securities are convertible into or exercisable for Ordinary Shares, the Ordinary Shares initially issuable upon conversion or exercise of such Offered Securities have been duly authorized and reserved for issuance upon conversion or exercise and, when issued upon conversion or exercise in accordance with the terms of the Offered Securities, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

(f) If Equity Securities are being offered, such Equity Securities have been duly authorized, and when delivered to and paid for by the Underwriters, will be validly issued, fully paid and non-assessable; and the issuance of such securities is not subject to preemptive or similar rights.

(g) The Offered Securities will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.

(h) The execution and delivery by such Registrant of, and the performance by such Registrant of its obligations under, the applicable Transaction Documents does not and will not contravene any provision of applicable law or (A) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (B) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) (the “Organizational Documents”), of such Registrant or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Registrant of its obligations under the applicable Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(i) If the Issuer of the Offered Securities is the Company, no stamp, issuance or transfer taxes will be imposed or levied by any jurisdiction in which the Issuer is organized or resident for tax purposes, or any governmental authority or political subdivision thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), in respect of (i) the execution, delivery or performance by the Issuer of this Agreement or (ii) the initial sale and delivery of the Offered Securities by the Underwriters to the initial purchasers thereof.

(j) If the Issuer of the Offered Securities is the Company, all payments to be made by the Issuer under this Agreement to the Underwriters shall be paid free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, assessments or other similar charges, and all interest, penalties or additions to tax with respect thereto (“Taxes”), unless otherwise required by applicable law. If any Taxes imposed or levied by any Taxing Jurisdiction are now or subsequently become required by applicable law to be deducted or withheld in connection with any such payment, the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no such withholding or deduction had been made, provided that no such additional amounts shall be paid with respect to any Taxes that were imposed due to (a) an Underwriter having any present or former connection with a Taxing Jurisdiction other than its participation as an Underwriter hereunder, (b) any failure of an Underwriter to provide any documentation permitting such payments to be made without withholding (or at a reduced rate of withholding) that are reasonably requested by the Issuer and that such Underwriter is legally eligible to provide, or (c) current Sections 1471-1474 of the Code (or any amended or successor version), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version) or any intergovernmental agreements, treaties or conventions (or related legislation, rules or official administrative guidance) implementing any of the foregoing.

C. Representations and Warranties Related to the Business.

(a) Such Registrant (a) has been duly incorporated or organized and validly existing under the laws of the jurisdiction of its organization, (b) is in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing is relevant in such jurisdiction) and (c) has all organizational powers required to carry on its business as described in the Time of Sale Information and the Prospectus.

(b) Each significant subsidiary (as defined in Regulation S-X of the SEC) of the Company (a) has been duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation, (b) is in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing is relevant in such jurisdiction), except as could not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and (c) has all organizational powers required to carry on its business as described in the Time of Sale Information and the Prospectus.

(c) Except as disclosed in the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of such Registrant to perform its obligations under the applicable Transaction Documents; and no such actions, suits or proceedings are overtly threatened.

(d) There has not been any material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Time of Sale Information and the Prospectus.

(e) Such Registrant is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(f) Except as set forth in the Time of Sale Information and the Prospectus, the Company, its subsidiaries and the Company’s Board of Directors are in compliance, in all material respects, with the Sarbanes-Oxley Act of 2002, as amended, and all applicable rules and regulations promulgated thereunder. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply, in all material respects, with the Securities Act and the Exchange Act.

(g) None of (i) the Company or any of its subsidiaries, (ii) to the knowledge of the Company, any director, officer or affiliate thereof or (iii) to the knowledge of the Company, any employee or agent that will act in any capacity in connection with or benefit from the Offered Securities issued under this Agreement, is currently the subject or target of any Sanctions, nor is the Company or any of its subsidiaries located, organized or residing in a Designated Jurisdiction. The Company maintains policies and procedures reasonably designed to promote and achieve compliance by the Company and its subsidiaries with all applicable Sanctions. The Company and its subsidiaries are in compliance in all material respects with applicable Sanctions. No Issuer will, directly or, to the knowledge of such Issuer, indirectly, use the proceeds of any Offered Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other individual or entity, (i) for the purpose of funding, financing or facilitating any activities of or business with any individual or entity that is the subject of Sanctions, or in any Designated Jurisdiction, in each instance except to the extent permissible for an individual or entity required to comply with Sanctions, and in each instance except to the extent that such activity or business is licensed by OFAC or otherwise authorized under U.S. law, or (ii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Underwriter or otherwise) of applicable Sanctions.

No provision of the preceding paragraph shall apply to any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union (including its member states), HM Treasury or other relevant sanctions governmental authority of a jurisdiction in which such Registrant is organized. “Designated Jurisdiction” means any country or territory that is the subject or target of territorial Sanctions on the date of the applicable Terms Agreement or Closing Date (i.e., such countries and territories on the date of these Standard Provisions are Crimea, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine). “Blocking Law” means (i) any provision of Council (Regulation EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); (ii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (iii) any similar blocking or anti-boycott law.

(h) The Company and its subsidiaries are in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Section 333 or Section 334 of the German Criminal Code (Strafgesetzbuch) and other similar anti-corruption legislation in other applicable jurisdictions, except where failure to comply would not have, and would not be reasonably likely to have, a Material Adverse Effect, and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws. No Issuer will, or will permit any of its subsidiaries to, directly or, to its knowledge, indirectly use the proceeds of any Offered Securities for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Section 333 or Section 334 of the German Criminal Code (Strafgesetzbuch) and other similar anti-corruption legislation in other applicable jurisdictions.

(i) Other than as disclosed in public filings with the SEC, (i) the operations of the Company and its subsidiaries are and have been conducted since November 1, 2021 in compliance, in all material respects, with the requirements of applicable anti-money laundering laws, including but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (Title III of Pub. L. 107 56 (signed into law October 26, 2001) (the “USA Patriot Act”), and the rules and regulations promulgated thereunder, applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and (ii) no formal action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or has been pending since November 1, 2021, other than as disclosed, and no proceeds of the Offering will be used for any purpose that would breach the Anti-Money Laundering Laws.

(j) To the knowledge of the Company, since November 1, 2021, there has been no material security breach or other material compromise of any of the Company’s and its subsidiaries’ information technology and computer systems and any sensitive data maintained, processed or stored by or on behalf of the Company and its subsidiaries (collectively, “IT Systems and Data”), and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data, and have used the commercially reasonable measures to protect such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clause (i) or (ii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology that they believe to be consistent in all material respects with industry standards and practices.

3.	Purchase and Offering of Securities.

The obligation of the Underwriters, if any, to purchase the Offered Securities will be evidenced by a Terms Agreement at the time the Issuer determines to sell the Offered Securities (or any combination of Offered Securities). The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters and, if any, Managers, (2) the names of any Representatives, (3) the names of any lead Managers (“Lead Managers”), (4) the applicable amount of Offered Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters for the Offered Securities, (5) the terms of the Offered Securities not already specified in the applicable Indenture or certificate of designations (including, but not limited to, designations, denominations, exchange provisions, covenants, interest rates and payment dates, dividend rates and payment dates, maturity, redemption provisions and sinking fund requirements), (6) the time and date on which delivery of the Offered Securities will be made to the Representatives for the accounts of the several Underwriters against payment by the several Underwriters through the Representatives (and Managers) of the purchase price in Federal (same-day) funds (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), (7) the place of delivery and payment, (8) the Time of Sale and (9) certain other information agreed by the Issuer and the Representatives. If an Issuer grants the Underwriters an option to purchase additional Securities to cover over-allotment, the terms of such option (or options) will be specified in the Terms Agreement.

The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. The Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives (and Managers) may request. Certificates for the Offered Securities shall be registered in such names and in such denominations as the Representatives (and Managers) may request in advance of the Closing Date.

4.	Certain Agreements of the Company.

The Company agrees with the several Underwriters that, in connection with each offering of Securities:

(a) The Company will file the U.S. Prospectus with the SEC pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of the Terms Agreement, and, if required, the Company will file the International Prospectus with the SEC pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of the Subscription Agreement.

(b) At any time prior to the later of the Closing Date and the completion of the Underwriters’ initial distribution of the Offered Securities, before amending or supplementing the Registration Statement or the U.S. Prospectus or International Prospectus with respect to the Securities, the Company will furnish to the Representatives a copy of such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representatives reasonably object (other than Exchange Act filings to be made in the ordinary course or unless, in the Company’s good faith judgment, the Company is required by law or regulation to make such filing, in either of which case the Company will furnish to the Representatives a copy of such proposed filing). The Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the SEC of any stop order proceedings in respect of the Registration Statement and will use reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If at any time prior to the later of the Closing Date or the completion of the Underwriters’ initial distribution of the Offered Securities (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as amended or supplemented prior to such later time, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(h), file with the SEC such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information, as so amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Time of Sale Information will comply with law.

(d) As soon as practicable after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representatives copies of any preliminary prospectus and any preliminary prospectus supplement, the U.S. Prospectus and the International Prospectus, each Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction.

(g) Between the date of any Terms Agreement and the Closing Date specified in such agreement, the Company will not, without the prior consent of the Representatives (which consent shall not be unreasonably withheld or delayed), directly or indirectly, offer, sell, contract to sell, announce its intention to sell, pledge or otherwise dispose of any Ordinary Shares, Preferred Shares, securities convertible or exercisable for shares of Ordinary Shares or debt securities of the Company having a maturity of more than one year from the date of issue, in each case, that are similar in terms of the Offered Securities other than (a) pursuant to an employee or director stock option plan, stock ownership plan or other equity-based compensation plan or dividend reinvestment plan of the Company as in effect on the date of such Prospectus, (b) issuances of Ordinary Shares upon conversion, exchange or exercise of securities outstanding at the date of such Prospectus and (c) such other exceptions as are specified in the Terms Agreement.

(h) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Underwriters or counsel for the Underwriters reasonably objects.

5.	Representations, Warranties and Covenants of the Underwriters.

Each Underwriter hereby represents and agrees as follows:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the SEC by a Registrant and not incorporated by reference into the Registration Statement and any press release issued by the Company or any of its subsidiaries) other than (i) any Issuer Free Writing Prospectus identified on Annex II or Annex III to the Terms Agreement as forming part of the Time of Sale

Information or prepared pursuant to Section 2.A(g) or Section 4(c) above, (ii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing or (iii) any free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated before completion of the Underwriters’ initial distribution of the Offered Securities).

6.	Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties (or, with respect to representations and warranties that are not qualified as to materiality, the accuracy in all material respects) on the part of the Company herein, to the accuracy (or, with respect to statements that are not qualified as to materiality, the accuracy in all material respects) of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives (and Managers) shall have received a “comfort letter,” dated the date of the Time of Sale, in form and substance reasonably satisfactory to the Representatives of independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Information and the Prospectus. In addition, on the Closing Date, the Representatives (and Managers) shall have received a “bring-down comfort letter,” dated the Closing Date, of independent public accountants of the Company, in the form of the comfort letter delivered on the date of the Time of Sale (or short form thereof), except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) negative assurance procedures shall be brought down to a date no earlier than the earlier of (x) the date of the Time of Sale and (y) 3 business days prior to the Closing Date.

(b) The U.S. Prospectus, and, if applicable, the International Prospectus, shall have been filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations thereunder and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the SEC.

(c) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus; (ii) any downgrading in, or notice of any proposal to downgrade, the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has under surveillance or review the rating of the Company’s debt securities with negative implications or without indicating the direction of possible change; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of any applicable Registrant on any exchange;

(v) any banking moratorium declared by Federal or New York authorities; or (vi) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event set forth in (i) through (vi), in the judgment of the Representatives, makes it impractical to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

(d) The Representatives (and Managers) shall have received (i) an opinion and a negative assurance letter each dated the Closing Date, covering the matters set forth in Exhibits B-1 and B-2 hereto, from Cahill Gordon & Reindel LLP, or other counsel to the Company reasonably acceptable to the Representatives, (ii) an opinion dated the Closing Date, covering the matters set forth in Exhibit C-1 hereto, from Arthur Cox or other Irish counsel to the Company reasonably acceptable to the Representatives, (iii) if Linde GmbH is a Guarantor in connection with such Securities, an opinion dated the Closing Date, covering the matters set forth in Exhibit C-2 hereto, from Clifford Chance LLP or other German counsel to Linde GmbH reasonably acceptable to the Representatives and (iv) an opinion dated the Closing Date, covering the matters set forth in Exhibit D hereto, from the General Counsel of the Company, it being understood that each such opinion may be subject to with customary assumptions and qualifications.

(e) The Representatives (and Managers) shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and a negative assurance letter each dated the Closing Date in a form reasonably satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representatives (and Managers) shall have received certificates, dated the Closing Date, of the President, any Vice President, a principal financial or accounting officer or Permanent Representative of the Company in which such person (in such person’s capacity as such) shall state that, to the best of such person’s knowledge, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the SEC and (iii) that, subsequent to the date of the most recent financial statements in the Time of Sale Information and the Prospectus, there has been no material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate.

(g) Payment for and delivery of the Offered Securities to be purchased by the Underwriters will occur simultaneously with the payment for delivery of the Offered Securities, if any, to be purchased by the Managers.

(h) Any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed by the Company with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

7.	Indemnification and Contribution.

(a) The applicable Registrants agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors and officers and each of its affiliates and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, the Time of Sale Information, any Issuer Free Writing Prospectus (taken together with the Time of Sale Information) or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to a Registrant by such Underwriter through the Representatives (or Managers) expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each applicable Registrant, its directors, officers who sign the Registration Statement and each person, if any, who controls such Registrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Underwriter and any person controlling such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Registrants to such Underwriter, but only with reference to information relating to such Underwriter furnished to a Registrant by such Underwriter in writing through the Representatives (or Managers) expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify each person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements to such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in any such proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives (and Managers), in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding in respect of which the indemnified party is entitled to indemnification pursuant to paragraph (a) or (b) above effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and for which such indemnified party would have been entitled to indemnity hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of the Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the applicable Registrants on the one hand and each Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the applicable Registrants on the one hand and each Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the applicable Registrants on the one hand and the Underwriters on the other in connection with the offering of such Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Underwriters. The relative fault of the Registrants on the one hand and of each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a Registrant or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amounts of Offered Securities purchased by each Underwriter and not joint.

(e) The applicable Registrants and each Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities referred to in paragraph (d) above that were purchased through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.	Default of Underwriters.

If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate number or principal amount of the Offered Securities to be purchased on such Closing Date that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number or principal amount of the Offered Securities to be purchased on such date by all Underwriters, the Representatives (and Managers) may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number or principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total number or principal amount of the Offered Securities and arrangements satisfactory to the Representatives (and Managers) and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or any of the Registrants, except as provided in Section 9 (provided that if such default occurs with respect to any Optional Securities after the First Closing Date (each as defined in the applicable Terms Agreement), this Agreement shall not terminate as to any Offered Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

The agreements set forth in this Section will not apply if the Terms Agreement specifies that such agreements will not apply.

9.	Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations, warranties and other statements of each Registrant, or its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, a Registrant or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters under the Terms Agreement is not consummated, the respective obligations of the Registrants and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v) or (vi) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursement of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.	Notices.

All communications hereunder will be in writing, and may be sent by mail, email or facsimile and confirmed or otherwise delivered, (i) if to the Underwriters, c/o of the Representatives, at the addresses of the Representatives set forth in the Terms Agreement, and (ii) if to a Registrant, c/o the Company, at Forge, 43 Church Street West, Woking, Surrey GU21 6HT United Kingdom and c/o Linde Inc., at 10 Riverview Drive, Danbury, Connecticut 06810, United States, Attention: Chief Legal Officer, or at such other address set forth in the Terms Agreement.

11.	Successors.

This Agreement will inure to the benefit of and be binding upon the applicable Registrants and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.	Applicable Law.

These Standard Provisions and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Each of the parties to this Agreement hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to these Standard Provisions and the Terms Agreement or the transactions contemplated thereby. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OFFERED SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.	No Fiduciary Duty.

Each Registrant hereby acknowledges that (a) each Underwriter is acting solely as underwriter of the offering of the Offered Securities and not as advisor to, or agent of, the Registrants and (b) each Underwriter is acting as an independent contractor and not in any other capacity, including as a fiduciary, in connection with the offering of the Offered Securities. Furthermore, each Registrant and each Underwriter agrees that it is solely responsible for making its own independent judgments with respect to the offering of the Offered Securities. Each Registrant waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

14.	Judgment Currency.

If, under any applicable law, and whether pursuant to a judgment being made or registered against any Registrant or for any other reason, any payment under or in connection with this Agreement is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”), then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the applicable Registrant shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall. For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

15.	Service of Process.

On or prior to the Closing Date, each of the Registrants organized outside the United States (the “Non-U.S. Registrants”) has appointed Corporation Services Company (the “Service of Process Agent”), with an office on the Closing Date at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401, United States, as its agent for service of process to receive on its behalf and its property service of the summons and complaints and any other process which may be served in any proceeding referred to in Section 12; provided that a copy of such process shall also be mailed in the manner provided in Section 10. Such service may be made by mailing or delivering a copy of such process to such Non-U.S. Registrant in care of the Service of Process Agent at its address set forth above, and each Non-U.S. Registrant hereby irrevocably authorizes and directs the Service of Process Agent to accept such service on its behalf. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

16.	Agreement Among Underwriters.

The execution of the Terms Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of the applicable Terms Agreement. References to the “Managers” shall be deemed to refer to the Underwriters and references to “Settlement Lead Manager” shall be deemed to refer to the Lead Manager. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 8 of this Agreement.

17.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

TERMS AGREEMENT

[DATE OF PRICING]

[ISSUER]

[ADDRESS]

Ladies and Gentlemen:

Reference is made to the Standard Underwriting Agreement Provisions ([  ], 2026 edition) that is Exhibit 1.1 of the Registration Statement on Form S-3 referenced below and filed by Linde plc with the Securities and Exchange Commission. Such Standard Underwriting Agreement Provisions, other than the form of Terms Agreement attached thereto as Exhibit A (the “Standard Provisions”), are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

1. Terms.

Subject to the terms and conditions set forth herein or incorporated by reference herein from the Standard Provisions, each Underwriter named in Annex I attached hereto agrees, severally and not jointly, to purchase the Offered Securities described below in the amount set forth opposite such Underwriter’s name on such Schedule. The closing in respect of the purchase and sale of the Offered Securities shall occur on the date set forth below as the “Closing Date” at or about the time specified below.

Registration Statement:	333-

Date of Base Prospectus:

Date of Preliminary Prospectus Supplement:

Pricing Term Sheet:	Attached as Annex II hereto

Date of Prospectus Supplement:

Time of Sale:	[a.m./p.m.] (New York City time) on ___________

Closing Date:

Time of Closing:	[a.m./p.m.] (New York City time)

Names and Addresses of Representatives and, if any, Lead Managers for notices per Section 10 of the Standard Provisions:

For purposes of Sections 2 and 7 of the Standard Provisions, the information furnished to the Registrants by any Underwriter:

Issuer:

Title of Offered Securities:

Purchase Price for Underwriters:	[___% of the principal amount thereof] [$ per share]

Redemption Provisions:[1]

Additional Terms: [2]

[Over-allotment Option:	______ (“Optional Securities”)]

[2. Option Securities.

Upon written notice from the Representatives (and Managers) given to the Company from time to time prior to       , 20___, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price [If debt issue, insert — per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date)] [If preferred shares issue, insert — per Offered Security (including any accumulated dividends thereon to the related Optional Closing Date)] [If ordinary shares issue, insert — per Offered Security] to be paid for the Securities. The Company agrees to sell to the Underwriters the [principal amount] [number of shares] of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the [principal amount] [number of shares] of Securities (subject to adjustment by the Representatives (and Managers) to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Securities. No Optional Securities shall be sold or delivered unless the Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives (and Managers) to the Company.

Each time for the delivery of any payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives (and Lead Managers) but shall not be later than three full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives (and Lead Managers) for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in Federal (same-day) funds drawn to the order of the Company at the office of       .  The [If stock issue, insert — certificates for the] Optional Securities being purchased on each Optional Closing Date will be in definitive [If debt issue, insert — fully registered] form, in such denominations and registered in such names as [  ] requests upon reasonable notice prior to such Optional Closing Date and will be made available for review at the offices of at a reasonable time in advance of such Optional Closing Date.]

[1]	Any detail not provided in the Pricing Term Sheet.
[2]	Any detail not provided in the Pricing Term Sheet.

3. Miscellaneous.

[The Offered Securities will be made available for review at the offices of      at least 24 hours prior to the Closing Date.]

[We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this offering and any action under this agreement by any of us will be binding upon all the Underwriters.]

This Terms Agreement may be executed in one or more counterparts, all of which counterparts together shall constitute one and the same instrument. Delivery of an executed agreement by one party to the others may be made by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[4. Product Governance Rules.3

(a) Solely for the purposes of the requirements of Article 9(8) of the MiFID II Product Governance rules under EU Delegated Directive 2017/593 (the “EU MiFID Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EU MiFID Product Governance Rules:

(i) each of [   ]4 (each an “EU Manufacturer” and together the “EU Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the EU MiFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Prospectus in connection with the Offered Securities; and

(ii) the Issuer, each Guarantor and each of the other Underwriters notes the application of the EU MiFID Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Offered Securities by the EU Manufacturer[s] and the related information set out in the Prospectus in connection with the Offered Securities.]

(b) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i) each of [   ]5 (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Prospectus in connection with the Offered Securities; and

[3]	Each Underwriter to advise if it is a Manufacturer according to MiFID or MiFIR.
[4]	Include Underwriters that are Manufacturers according to EU MiFID.
[5]	Include Underwriters that are Manufacturers according to UK MiFIR.

(ii) the Issuer, each Guarantor and each of the other Underwriters notes the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Offered Securities and the related information set out in the Prospectus in connection with the Offered Securities.]

[4. Other Liabilities Governed by Non-EEA Law / Non-UK Law.6

Notwithstanding and to the exclusion of any other term of this Terms Agreement or any other agreements, arrangements, or understanding between the parties hereto, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Terms Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 4:

“Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the applicable Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the applicable Bail-in Legislation Schedule, in relation to the applicable Bail-in Legislation.

[6]	This section to be included only if there is a party that is subject to the BRRD (e.g., an EEA or UK financial institution).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means a party to this Terms Agreement that is subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).]

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

[NAMES OF REPRESENTATIVES]

On behalf of themselves and as Representatives of the Several Underwriters

By:

By:
Name:
Title:

[NAME OF LEAD MANAGERS]

By:
Name:
Title:

[NAMES OF ANY OTHER MANAGERS]
Each by its duly authorized Attorney-in-Fact

By:
Name:
Title:

The foregoing Terms Agreement is

hereby confirmed as of the date first

above written

[ISSUER]

By:
Name:
Title:

[GUARANTORS (IF ANY)]

By:
Name:
Title:

ANNEX I

Underwriters	Amount of Offered Securities to be Purchased

Total

ANNEX II — Pricing Term Sheet

Final Term Sheet

Filed pursuant to Rule 433

Dated [  ]

Relating to

Prospectus Supplement dated [  ] to

Registration Statement No. 333- [  ]

[GROSS TOTAL AMOUNT OF SECURITY]

[TITLE OF SECURITY]7

Issuer:

Trade Date:

Settlement Date:

Title of Securities:

Principal Amount:

CUSIP/ISIN:

Maturity Date:

Benchmark Treasury:

Benchmark Treasury Price and Yield:

Spread to Benchmark Treasury:

Yield to Worst:

Interest Rate:	[ ]% per annum

Public Offering Price (Issue Price):	[ ]% of the Principal Amount thereof

Interest Payment Dates:	[Semi-annually] in arrears on each [ ] and [ ], commencing [ ].

Interest Record Dates:

Redemption Provision(s):

Joint Bookrunner(s):

Co-Manager(s):

[7]	Make appropriate changes for preferred shares.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [insert Representatives’ name(s) and phone number(s)].

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX III — Additional Time of Sale Information

[List, if any]

EXHIBIT B-1

[FORM OF OPINION OF COUNSEL TO THE COMPANY]

1. If Linde Inc. Debt Securities are being issued, Linde Inc. has duly authorized and executed each of the Terms Agreement, the applicable Indenture and the Debt Securities and has duly delivered the Terms Agreement and the applicable Indenture.

2. If Debt Securities are being issued, assuming the due authorization, execution and delivery by each party thereto (other than Linde Inc. in the case of an issuance of Linde Inc. Debt Securities), the applicable Indenture is a valid and binding obligation of the Issuer, enforceable in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (iii) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances (collectively, the “Enforceability Limitations”).

3. If Debt Securities are being issued, assuming (except in the case of an issuance of Linde Inc. Debt Securities) that such Debt Securities have been duly authorized and executed by the Issuer, when the Debt Securities have been authenticated in accordance with the applicable Indenture and delivered to and paid for by the Underwriters thereof, the Debt Securities will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to the Enforceability Limitations, and will be entitled to the benefit of the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939.

4. If Debt Securities are being issued and have the benefit of a Guarantee by Linde Inc., such Guarantee has been duly authorized and the notation thereof duly executed and when the Debt Securities have been executed and authenticated in accordance with the applicable Indenture and delivered to and paid for by the Underwriters thereof, such Guarantee will be valid and binding obligations of Linde Inc., enforceable against Linde Inc. in accordance with its terms, subject to the Enforceability Limitations, and will be entitled to the benefit of the Indenture.

5. If Debt Securities are being issued and have the benefit of Guarantees by Linde plc or Linde GmbH, assuming that such Guarantees have been duly authorized and the notation thereof duly executed, when the Debt Securities have been executed and authenticated in accordance with the applicable Indenture and delivered to and paid for by the Underwriters thereof, such Guarantees will be valid and binding obligations of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Limitations, and will be entitled to the benefit of the Indenture.

6. The statements under the captions [“Description of Debt Securities,”] [“Description of Ordinary Shares”] [“Description of Preferred Shares”] in the Preliminary Prospectus and the Pricing Term Sheet (collectively, the “Pricing Disclosure Package”), insofar as such statements constitute a summary of legal matters or documents related to the Offered Securities, are accurate in all material respects.

7. If Debt Securities are being issued and have the benefit of a Guarantee by Linde Inc., the Terms Agreement has been duly authorized, executed and delivered by Linde Inc.

8. The Registration Statement has become effective under the Securities Act and, based solely on our review of the SEC’s website page located at [      ], to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before the SEC.

9. No Registrant is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

EXHIBIT B-2

[FORM OF LETTER OF COUNSEL TO THE COMPANY]

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company, representatives of counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed. We did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, the limitations inherent in the role of outside counsel are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except as provided in paragraph [ ]8 of our opinion to you of even date herewith. Subject to the foregoing, we advise you that (a) the Registration Statement and the Prospectus (in each case other than (i) the documents filed under the Exchange Act incorporated by reference therein and (ii) the Trustee’s Statement of Eligibility on Form T-1) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder and (b) no facts have come to our attention that lead us to believe that (i) the Registration Statement, as of its most recent effective date (which for purposes of this letter shall be deemed to be the date upon which the Time of Sale occurred), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, taken together, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment in clause (a) or (b) with respect to the financial statements or other financial data that is included in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package or on any of the information contained in the Statement of Eligibility on Form T-1 of the Trustee).

[8]	Paragraph 5 in Exhibit B-1 to Standard Provisions.

EXHIBIT C-1

[FORM OF OPINION OF IRISH COUNSEL TO THE COMPANY]

1. The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland.

2. The Company has the necessary corporate power and authority under its Constitution to execute and deliver any and all of the Transaction Documents to which it is a party and to perform its obligations thereunder in accordance with the terms of the Transaction Documents.

3. The entry into and the performance of the Transaction Documents by the Company does not contravene (a) any law of Ireland applicable to the Company; or (b) the Company’s Constitution.

4. All necessary corporate action required on the part of the Company to authorize the execution and delivery of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents has been duly taken.

5. No consent, authorization, license or approval from any Irish governmental or public body or public authority and no registration, filing or recording of the Transaction Documents or any instrument relating thereto in any Irish public office, governmental authority or regulatory body is necessary under the laws of Ireland to ensure the validity and enforceability of the Transaction Documents against the Company.

6. The Company has not taken any corporate action for its winding up, dissolution, court protection or reorganization or for the appointment of an examiner, liquidator, trustee or similar officer in respect of the Company or any or all of its assets. No other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganization of the Company or for the appointment of a receiver, liquidator, examiner, trustee or similar officer in respect of the Company or any or all of the Company’s assets, revenues or undertakings.

7. If the Offered Securities are convertible into Ordinary Shares, the Ordinary Shares initially issuable upon conversion of the Offered Securities have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly authorized and validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive or other similar rights.

8. If Equity Securities are being offered, the Equity Securities have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of such securities is not subject to preemptive or similar rights.

EXHIBIT C-2

[FORM OF OPINION OF GERMAN COUNSEL TO LINDE GMBH]

If the Offered Securities are Debt Securities that have the benefit of a Guarantee by Linde GmbH:

1. Linde GmbH (the “Guarantor”) has been incorporated and is existing as a limited liability company (GmbH) under the laws of the Federal Republic of Germany.

2. The Guarantor has the corporate power to execute and deliver its Guarantee, the Supplemental Indenture governing the Offered Securities and the Terms Agreement and to perform its obligations thereunder.

3. The Guarantor has taken all corporate action necessary for its valid execution, delivery and performance of its Guarantee, the Supplemental Indenture governing the Offered Securities and the Terms Agreement.

4. The signatures of [      ] on the Guarantee of the Guarantor, the Supplemental Indenture governing the Offered Securities and the Terms Agreement bind the Guarantor.

5. The execution, delivery and performance of the Guarantee, the Supplemental Indenture governing the Offered Securities and the Terms Agreement by the Guarantor will not violate its Articles of Association or any applicable provisions of German corporate law relating to the execution of the Supplemental Indenture and the giving of the Guarantee.

6. Under German law there are no registration, filing or similar formalities required of Linde GmbH to ensure the validity, binding effect and enforceability against it of the Transaction Documents.

EXHIBIT D

[FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY]

1. [Linde Inc. (a) has been duly incorporated or organized and validly existing under the laws of the State of Delaware, (b) is in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing is relevant in such jurisdiction), except as could not reasonably be expected to have a Material Adverse Effect and (c) has all organizational powers required to carry on its business as described in the Pricing Disclosure Package and the Prospectus.]9

2. To the best of my knowledge, no consent, approval, authorization or other order of, or filing with, any governmental agency or body or any court in the United States of America is required for the consummation of the transactions contemplated by the Terms Agreement in connection with the issuance or sale of the Offered Securities by the Registrant, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws and, except to the extent that the failure to make or maintain such consents, approvals, authorizations, orders or filings will not, individually or in the aggregate, have a Material Adverse Effect.

3. To the best of my knowledge, there are no litigation or governmental proceedings pending or overtly threatened against the Company or any of its subsidiaries which are required to be disclosed in the Pricing Disclosure Package or the Prospectus which are not disclosed therein.

4. To the best of my knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the applicable rules and regulations thereunder, or which are required to be filed by the Exchange Act or the rules and regulations thereunder as exhibits to any documents incorporated by reference in the Pricing Disclosure Package or the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as required by the applicable rules and regulations under the Securities Act or the Exchange Act.

5. The execution, delivery and performance of[, as applicable, the Indentures and] the Terms Agreement, and the issuance and sale of the Offered Securities, and compliance with the terms and provisions thereof, will not, to my knowledge, result in any breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation of any governmental agency or body of the United States applicable to the Registrant (other than state securities laws as to which I have not been asked to, and do not, express any opinion) [or the Organizational Documents of Linde Inc., and Linde Inc. has the organizational power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement] 10.

[9]	If Linde Inc. is the Issuer or a Guarantor of the Offered Securities.
[10]	If Linde Inc. is the Issuer or a Guarantor of the Offered Securities.